At RFMD(R)		At The Financial Relations Board
Doug DeLieto	Dean Priddy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	336-678-7975	212-827-3227

FOR IMMEDIATE RELEASE

October 26, 2010

RF MICRO DEVICES ACHIEVES RECORD QUARTERLY REVENUE

 AND RECORD NON-GAAP DILUTED EPS

RFMD Generates $56.1 Million In Free Cash Flow And Achieves

Positive Net Cash Position

Company Highlights:

  Revenue Increases 12% Year-Over-Year To A Record $285.8 Million
  GAAP Operating Income Grows To $42.4 Million, Or 14.8% Of Revenue, And GAAP Diluted EPS Equals $0.13
  Non-GAAP Operating Income Increases To A Record $57.1 Million, Or 20% Of Revenue, And Non-GAAP Diluted EPS Is A Record $0.19
  RFMD Generates A Record $56.1 Million In Quarterly Free Cash Flow

GREENSBORO, N.C., October 26, 2010 – RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies, today reported financial results for its fiscal 2011 second quarter, ended October 2, 2010.

RFMD’s quarterly revenue increased approximately 12% year-over-year and 4.4% sequentially to $285.8 million.  On a GAAP basis, gross margin equaled 38.0%, quarterly operating income totaled $42.4 million, and quarterly net income was $35.1 million, or $0.13 per diluted share.  On a non-GAAP basis, gross margin equaled 39.8%, quarterly operating income totaled a record $57.1 million, and quarterly net income was a record $52.3 million, or $0.19 per diluted share.

During the quarter, RFMD generated a record $56.1 million in free cash flow (net cash provided by operating activities during the period, minus property and equipment expenditures made during the period) and achieved a positive net cash position.  RFMD defines “positive net cash” as cash and cash equivalents and short-term investments exceeding the principal amount of RFMD’s convertible subordinated notes due 2012 and 2014.

RFMD Strategic Highlights:

  RFMD achieved substantial year-over-year and continued sequential revenue growth in both the Cellular Products Group (CPG) and the Multi-Market Products Group (MPG)

  RFMD increased sales to customers outside its largest customer by approximately 53% year-over-year, driven by market share gains at targeted handset customers and broad-based growth in MPG’s end markets
  RFMD introduced 74 new and derivative products during the quarter targeting diverse market segments
  RFMD secured major design wins during the quarter, including components for smartphones, mobile tablet devices, Smart Energy applications, high-power GaN applications, and wireless infrastructure
GAAP RESULTS
(in millions, except
percentages and per	Q2 Fiscal	Q1 Fiscal	Change		Q2 Fiscal	Change
share data)	2011	2011	vs. Q1 2011		2010	vs. Q2 2010
Revenue	$285.8	$273.8	4.4%		$254.8	12.2%
Gross Margin	38.0%	37.4%	0.6	ppt	35.9%	2.1	ppt
Operating Income	$42.4	$40.6	$1.8		$24.1	$18.3
Net Income	$35.1	$28.1	$7.0		$14.6	$20.5
Diluted EPS	$0.13	$0.10	$0.03		$0.05	$0.08

NON-GAAP RESULTS (excluding share-based compensation, amortization of intangibles, integration charges, start-up costs, loss on retirement of convertible subordinated notes, restructuring charges, loss on PP&E, non-cash interest expense on convertible subordinated notes and tax adjustments)

(in millions, except
percentages and per	Q2 Fiscal	Q1 Fiscal	Change		Q2 Fiscal	Change
share data)	2011	2011	vs. Q1 2011		2010	vs. Q2 2010
Gross Margin	39.8%	39.2%	0.6	ppt	38.1%	1.7	ppt
Operating Income	$57.1	$51.7	$5.4		$41.7	$15.4
Net Income	$52.3	$44.3	$8.0		$36.9	$15.4
Diluted EPS	$0.19	$0.16	$0.03		$0.13	$0.06

Business Outlook

RFMD currently believes the demand environment in its end markets supports the following expectations and projections:

  RFMD expects December quarterly results will be approximately in line with September quarterly results

  RFMD expects to continue ramping new customer programs to offset declining end-of-life legacy products

  RFMD expects the sequential growth in its core markets to be broad based and supported by strength in Smart Energy, high-performance WiFi, wireless infrastructure, fixed and mobile broadband, smartphones and 3G connected devices

  RFMD now expects to achieve record free cash flow in fiscal 2011 in the range of $180-$200 million

RFMD’s actual quarterly and annual results may differ from these expectations and projections, and such differences may be material.

Comments From Management

Bob Bruggeworth, president and CEO of RFMD, commented, “RFMD’s record quarterly financial performance is the direct result of prior structural changes in strategy and the organization’s crisp execution on that strategy. We are leveraging product and technology leadership to drive our growth in core markets, and we are securing the major design wins necessary to power the next wave of our revenue growth.

“During the September quarter, RFMD continued to transition successfully to a more diversified revenue base, with notable strength in smartphones, Smart Energy, and high-performance WiFi. Importantly, RFMD is also experiencing strong design win momentum for our new breakthrough products and technologies, including our PowerSmart™ power platform, our silicon-based switches and our gallium nitride-based components. We continue to forecast PowerSmart will ramp in the March 2011 quarter, and we now expect our lead PowerSmart customer will broadly feature PowerSmart across their next-generation smartphone portfolio.”

Dean Priddy, CFO and vice president of administration of RFMD, said, “During the September quarter, RFMD demonstrated robust financial performance and achieved several all-time financial records. Of note, RFMD generated record non-GAAP earnings per share of $0.19 and record free cash flow of $56.1 million, while achieving a positive net cash position.

“While we’re pleased with our record financial performance, we’re even more excited about the future – when we believe our industry-changing technology and new product ramps will continue to support strong growth in revenue, earnings and free cash flow.”

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), RFMD's earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vi) free cash flow, (vii), EBITDA, (viii) return on invested capital (ROIC), and (ix) net debt or positive net cash.  Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the "Reconciliation of GAAP to Non-GAAP Financial Measures" tables on page 10 and the "Additional Selected Non-GAAP Financial Measures And Reconciliations" tables on pages 11 and 12.

In managing RFMD's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures.  In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin and operating margin.  In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs. In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management.  We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in RFMD's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of RFMD's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of RFMD's results of operations and the factors and trends affecting RFMD's business.  However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of RFMD's operations, are outlined below:

Non-GAAP gross profit and gross margin.  Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses and adjustments for restructuring and integration charges.  We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating RFMD's historical performance and projected costs and the potential for realizing cost efficiencies.  We believe that the majority of RFMD's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating RFMD's business.  In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established.  Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of RFMD's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of RFMD during the period in which the expense is incurred and generally is outside the control of management.  Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to RFMD's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors.  We also believe that the adjustments to profit and margin related to other non-cash expenses and restructuring and integration charges do not constitute part of RFMD's ongoing operations and therefore the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.  We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin.  Non-GAAP operating income and operating margin exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses, restructuring and integration charges, loss on PP&E and start-up costs.  We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin.  We believe that other non-cash expenses, restructuring and integration charges, loss on PP&E and start-up costs do not constitute part of RFMD’s ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.  We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, other non-cash expenses, restructuring and integration charges, loss on PP&E, start-up costs, loss on retirement of convertible subordinated notes, non-cash interest expense on convertible subordinated notes and also reflect an adjustment of income taxes for cash basis. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses and restructuring and integration charges. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that other non-cash expenses and restructuring and integration charges do not constitute part of RFMD’s ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Free cash flow. RFMD defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA.  RFMD defines EBITDA as earnings before interest expense and interest income, income tax expenses, depreciation and intangible amortization.  Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).  The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in our equipment term loan agreement.  The definition of EBITDA as used in the loan agreement is further adjusted for certain cash and non-cash charges, including stock compensation expense, and is used to determine compliance with financial covenants.

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations’ use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of cash taxes, by average invested capital.  Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus the principal amount of RFMD’s convertible subordinated notes due 2012 and 2014. Management believes that net debt or positive net cash provides useful information regarding the level of RFMD’s indebtedness by reflecting cash and investments that could be used to repay debt.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in RFMD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities.

RF Micro Devices will conduct a conference call at 5:00 p.m. EDT today to discuss today’s press release.  The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.rfmd.com (under “Investors”).  A telephone playback of the conference call will be available approximately one hour after the call’s completion by dialing 303-590-3030 and entering pass code 4326183.

About RFMD

RF Micro Devices, Inc. (Nasdaq GS: RFMD) is a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies. RFMD's products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the cellular handset, wireless infrastructure, wireless local area network (WLAN), CATV/broadband and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in operating results, risks associated with the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, our reliance on a few large customers for a substantial portion of our revenue, the rate of growth and development of wireless markets, our ability to bring new products to market, our reliance on inclusion in third party reference designs for a portion of our revenue, our ability to manage channel partner and customer relationships, risks associated with the operation of our wafer fabrication, molecular beam epitaxy, assembly and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, raw material costs and availability, our ability to reduce costs and improve margins in response to declining average selling prices, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on gallium arsenide (GaAs) for the majority of our products, dependence on third parties, and substantial reliance on international sales and operations. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

# # #

Financial Tables To Follow

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	October 2, 2010	October 3, 2009
Total revenue	$285,794	$254,757

Costs and expenses:
Cost of goods sold	177,139	163,208
Research and development	35,604	34,846
Marketing and selling	15,094	14,741
General and administrative	14,836	16,721
Other operating expense	729	1,114

Total costs and expenses	243,402	230,630

Operating income	42,392	24,127
Other expense	(4,816)	(6,047)

Income before income taxes	$37,576	$18,080
Income tax expense	(2,493)	(3,501)

Net income	$35,083	$14,579

Net income per share, diluted	$0.13	$0.05

Weighted average outstanding diluted shares	277,458	298,668

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	October 2, 2010	October 3, 2009
Total revenue	$559,636	$467,297

Costs and expenses:
Cost of goods sold	348,575	301,746
Research and development	71,705	70,479
Marketing and selling	29,462	28,310
General and administrative	25,905	27,933
Other operating expense	1,038	2,650

Total costs and expenses	476,685	431,118

Operating income	82,951	36,179
Other expense	(9,357)	(10,245)

Income before income taxes	$73,594	$25,934
Income tax expense	(10,397)	(6,571)

Net income	$63,197	$19,363

Net income per share, diluted	$0.23	$0.07

Weighted average outstanding diluted shares	277,696	297,573

RF MICRO DEVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except percentages and per share data)

(Unaudited)

	Three Months Ended
	October 2, 2010	July 3, 2010	October 3, 2009

GAAP operating income	$42,392	$40,559	$24,127
Share-based compensation expense	9,135	5,311	11,125
Amortization of intangible assets	4,615	4,615	4,804
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	110	205	1,072
Other expenses (restructuring, loss on PP&E, integration, start-up costs and other non-cash expenses)	881	999	609
Non-GAAP operating income	57,133	51,689	41,737

GAAP net income	35,083	28,115	14,579
Share-based compensation expense	9,135	5,311	11,125
Amortization of intangible assets	4,615	4,615	4,804
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	110	205	1,072
Other expenses (restructuring, loss on PP&E, integration, start-up costs, and other non-cash expenses)	881	999	609
Loss on retirement of convertible subordinated notes	1,646	-	-
Non-cash interest expense on convertible subordinated notes	3,262	4,414	4,602
Tax adjustments	(2,415)	684	151

Non-GAAP net income	52,317	44,343	36,942
Plus: Income impact of assumed conversions for interest on1.50% convertible notes	-	15	768
Non-GAAP net income plus assumed conversion of notes- Numerator for diluted income per share	$52,317	$44,358	$37,710

GAAP and Non-GAAP weighted average outstanding diluted shares	277,458	277,933	298,668

Non-GAAP net income per share, diluted	$0.19	$0.16	$0.13

	Three Months Ended
	October 2, 2010		July 3, 2010		October 3, 2009
GAAP gross margin	$108,655	38.0%	$102,407	37.4%	$91,549	35.9%
Adjustment for intangible amortization	3,514	1.2%	3,514	1.3%	3,705	1.5%
Adjustment for share-based compensation	1,248	0.5%	960	0.3%	1,389	0.5%
Other expenses (restructuring, integration and other non-cash expenses)	262	0.1%	508	0.2%	385	0.2%
Non-GAAP gross margin	$113,679	39.8%	$107,389	39.2%	$97,028	38.1%

RF MICRO DEVICES, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands, except percentages)
(Unaudited)

Three Months Ended
Non-GAAP Operating Income	October 2, 2010
(as a percentage of sales)

GAAP operating income	14.8%
Share-based compensation expense	3.2%
Amortization of intangible assets	1.6%
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	0.1%
Other expenses (restructuring, loss on PP&E, integration, start-up costs and other non-cash expenses)	0.3%
Non-GAAP operating income	20.0%

	Three Months Ended
	October 2, 2010	July 3, 2010	October 3, 2009
GAAP research and development expense	$35,604	$36,101	$34,846
Less:
Share-based compensation expense	1,392	1,343	1,399
Amortization of intangible assets	14	14	12
Other expenses (restructuring, integration and other non-cash expenses)	-	384	118
Non-GAAP research and development expense	$34,198	$34,360	$33,317

	Three Months Ended
	October 2, 2010	July 3, 2010	October 3, 2009
GAAP marketing and selling expense	$15,094	$14,368	$14,741
Less:
Share-based compensation expense	1,493	1,198	1,915
Amortization of intangible assets	1,087	1,087	1,087
Other expenses (restructuring, integration and other non-cash expenses)	-	3	8
Non-GAAP marketing and selling expense	$12,514	$12,080	$11,731

	Three Months Ended
	October 2, 2010	July 3, 2010	October 3, 2009
GAAP general and administrative expense	$14,836	$11,070	$16,721
Less:
Share-based compensation expense	5,002	1,810	6,422
Other expenses (restructuring, integration)	-	-	17
Non-GAAP general and administrative expense	$9,834	$9,260	$10,282

RF MICRO DEVICES, INC. AND SUBSIDIARIES

ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

 (Unaudited)

Free Cash Flow (1)	Three Months Ended
October 2, 2010
(In millions)

Net cash provided by operating activities	$61.3
Purchases of property and equipment	(5.2)
Free Cash Flow	$56.1

 (1)   Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

EBITDA (2)	Three Months Ended
October 2, 2010
(In millions)

Net Income	$35.1
Interest	3.9
Income Tax Expense	2.5
Depreciation	15.9
Amortization	4.6
EBITDA	$62.0

 (2)  EBITDA is calculated by adjusting net income for interest expense and interest income, income tax expense, depreciation and intangible amortization.

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 2, 2010	April 3, 2010
ASSETS
Current assets:
Cash and cash equivalents	$133,801	$104,778
Restricted cash and trading security investments	439	17,698
Short-term investments	105,931	134,882
Accounts receivable, net	134,739	108,219
Inventories	130,887	122,509
Other current assets	62,776	60,738
Total current assets	568,573	548,824

Property and equipment, net	226,568	247,085
Intangible assets, net	92,912	102,169
Goodwill	95,628	95,628
Long-term investments	2,150	2,175
Other non-current assets	19,769	18,127
Total assets	$1,005,600	$1,014,008

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	143,316	124,253
Current portion of long-term debt	6,459	15,053
Other short-term liabilities, net	7,804	13,427
Total current liabilities	157,579	152,733

Long-term debt, net	204,217	289,837
Other long-term liabilities	40,111	41,354
Total liabilities	401,907	483,924

Shareholders’ equity	603,693	530,084

Total liabilities and shareholders’ equity	$1,005,600	$1,014,008